Exhibit 99.1

FOR IMMEDIATE RELEASE

May 5, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE SECOND QUARTER ENDING MARCH 29, 2022

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal second quarter ended March 29, 2022.

Key highlights of the Company’s financial results include:

•	Total Revenues increased 15.1% to $33.6 million for the quarter compared to the prior year quarter and increased 17.7% to $66.5 million year-to-date compared to the prior year period

•	Total Restaurant Sales for Bad Daddy’s restaurants increased $4.5 million to $25.5 million for the quarter compared to the prior year quarter and $10.4 million to $50.0 million year-to-date compared to the prior year period

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 15.5% for the quarter compared to the prior year quarter and increased 19.5% year-to-date compared to the prior year period

•	Total Restaurant Sales for Good Times restaurants decreased $0.1 million to $7.9 million for the quarter compared to the prior year quarter and decreased $0.4 million to $16.0 million year-to-date compared to the prior year period

•	Same Store Sales for company-owned Good Times restaurants decreased 0.9% for the quarter compared to the prior year quarter and decreased 1.7% year-to-date compared to the prior year period

•	Net Loss Attributable to Common Shareholders was $2.2 million for the quarter and Net Loss Attributable to Common Shareholders was $1.8 million year-to-date

•	Adjusted EBITDA[2] (a non-GAAP measure) for the quarter was $0.8 million and $2.3 million year-to-date

•	The Company ended the quarter with $7.1 million in cash and no long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “Our results this quarter reflect the significant inflationary pressures on both cost of sales and labor wage rates. We expect reduced margins compared to fiscal 2021 for the balance of the year as we combat increased costs with comparably smaller price increases. Sales at Bad Daddy’s have continued to show strength into the third fiscal quarter with continued positive sales and traffic counts that are flat to slightly increasing on a one-year basis. Our Good Times restaurants were negatively impacted by stronger guest preference for indoor dining compared to the same quarter last year. Good Times’ results are also affected by higher wages that are in-part driven by a combination of the significant statutory wage increase in the City and County of Denver and the impact of the overall market for quick-service restaurant employees, during a seasonally lower-indexing quarter.”

“I’m excited about the purchase of the previously franchised Bad Daddy’s in Greenville, South Carolina resulting in all of our traditional Bad Daddy’s restaurants being under the direct ownership or operating umbrella of the Company. We are committed to restarting our development plans with a thoughtful and strategic line of sight. We are making meaningful investments in refreshing the Good Times brand as well, which included the development of a mobile app to better support digital-first orders, as well as future investments in new signage and digital menu boards, assets which had not received significant investment over their life and as a result starting to show their age. Those capital investments are expected to be completed over the next 24 months.”

______________________________

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Mr. Zink concluded, “We continue to take a long-term approach to managing the business and remain competitive in our menu pricing at both brands. We have increased menu pricing by approximately 6% at Bad Daddy’s and 8% at Good Times, cumulatively over the past twelve months, in line with headline inflation metrics for full-service and limited-service restaurant meals. We foresee continued elevated commodity costs to affect our business. However, we are hopeful that wage rate inflation has slowed. We do anticipate significant competition for talent at both of our brands to continue and we are prepared to attract and retain employees by being an employer of choice both in wage and culture. Despite the difficult quarter, we still have a bright view of the future and expect sequential improvement in restaurant level margins in the next quarter, with a long-term view of margins at both brands returning to the high teens over the next 12 to 24 months with greater pricing power over time.”

Fiscal 2022 Outlook: Due to continuing uncertainty surrounding COVID-19, impacts of supply chain constraints and the current inflationary environment, the Company is not, at this point, providing a financial forecast for fiscal 2022. Although all Bad Daddy’s dining rooms are currently open and capacity restrictions have been lifted in all locations, the possibility remains that temporary closures and/or capacity restrictions might be put in place with limited notice. Should such restrictions be mandated or should customer behaviors be altered by changing public health guidance, mask mandates, or perceptions related to COVID-19, the Company could adjust financial performance expectations.

Conference Call: Management will host a conference call to discuss its second quarter 2022 financial results on Thursday, May 5, 2022 at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Matthew Karnes, its Senior Vice President of Finance.

The conference call can be accessed live over the phone by dialing 844-200-6205, access code 930485. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, and licenses 42 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 31 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

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Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts

	Quarter Ended		Year-to-Date
	March 29, 2022 (13 Weeks)	March 30, 2021 (13 Weeks)	March 29, 2022 (26 Weeks)	March 30, 2021 (26 Weeks)
NET REVENUES:
Restaurant sales	$33,364	$28,995	$66,040	$56,076
Franchise revenues	233	197	473	412
Total net revenues	33,597	29,192	66,513	56,488

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,457	8,207	20,683	16,048
Payroll and other employee benefit costs	11,555	9,645	22,732	18,526
Restaurant occupancy costs	2,377	2,155	4,705	4,350
Other restaurant operating costs	4,667	3,642	8,805	7,111
Preopening costs	-	80	50	119
Depreciation and amortization	1,013	930	1,997	1,859
Total restaurant operating costs	30,069	24,659	58,972	48,013

General and administrative costs	2,577	2,418	5,282	4,592
Advertising costs	812	510	1,453	1,019
Franchise costs	6	12	11	17
Impairment of long-lived assets	1,753	-	1,753	-
Gain on restaurant asset sale and lease termination	(43)	(10)	(657)	(19)
Litigation contingencies	332	-	332	-

INCOME (LOSS) FROM OPERATIONS:	(1,909)	1,603	(633)	2,866

Other Expenses:
Interest and other expense, net	(11)	(80)	(29)	(178)

NET (LOSS) INCOME BEFORE INCOME TAXES:	(1,920)	1,523	(662)	2,688
Income Tax Expense	-	-	(8)	-

NET (LOSS) INCOME:	$(1,920)	$1,523	$(670)	$2,688
Income attributable to non-controlling interests	(230)	(426)	(1,150)	(789)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,150)	$1,097	$(1,820)	$1,899

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$(0.17)	$0.09	$(0.15)	$0.15
Diluted	N/A	$0.09	N/A	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,527,625	12,659,296	12,525,048	12,640,686
Diluted	12,527,625	12,826,263	12,525,048	12,733,932

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	March 29, 2022	September 28, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$7,066	$8,856

Current Assets	$11,678	$11,444

Total assets	$90,471	$93,681

Current Liabilities	$12,718	$12,886

Stockholders’ equity	$29,362	$30,870

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Second Fiscal Quarter		Year-to-Date		Second Fiscal Quarter		Year-to-Date
	2022 (13 weeks)	2021 (13 weeks)	2022 (26 weeks)	2021 (27 weeks)	2022 (13 weeks)	2021 (13 weeks)	2022 (26 weeks)	2021 (27 weeks)
Restaurant sales	$25,447	$20,983	$50,037	$39,673	7,917	$8,012	16,003	$16,403
Restaurants opened or acquired during period	1	-	1	-	-	-	-	-
Restaurants closed during period	-	-	-	-	1	-	1	1
Restaurants open at period end	40	37	40	37	23	24	23	24

Restaurant operating weeks	508	481	1,015	962	311	312	623	630

Average weekly sales per restaurant	$50.1	$43.6	$49.3	$41.2	$25.5	$25.7	$25.7	$26.0

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	----------------------------------------------------Fiscal Quarter Ended (13 Weeks)----------------------------------------------------
	March 29, 2022		March 30, 2021		March 29, 2022		March 30, 2021		March 29, 2022	March 30, 2021
Restaurant sales	$25,447	100.0%	$20,983	100.0%	$7,917	100.0%	$8,012	100.0%	$33,364	$28,995
Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	7,972	31.3%	5,881	28.0%	2,485	31.4%	2,326	29.0%	10,457	8,207
Payroll and benefits costs	8,736	34.3%	6,996	33.3%	2,819	35.6%	2,649	33.0%	11,555	9,645
Restaurant occupancy costs	1,679	6.6%	1,413	6.7%	698	8.8%	742	9.3%	2,377	2,155
Other restaurant operating costs	3,670	14.4%	2,860	13.6%	997	12.6%	782	9.8%	4,667	3,642
Restaurant-level operating profit	$3,390	13.3%	$3,833	18.3%	$918	11.6%	$1,513	18.9%	$4,308	$5,346

Franchise revenues									233	197
Deduct - Other operating:
Depreciation and amortization									1,013	930
General and administrative									2,577	2,418
Advertising costs									812	510
Litigation Contingencies									332	-
Franchise costs									6	12
Impairment of long-lived assets									1,753	-
Gain on restaurant asset sale									(43)	(10)
Pre-opening costs									-	80
Total other operating									6,450	3,940

Income (loss) from operations									$(1,909)	$1,603

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	----------------------------------------------------Year-to-Date Period Ended----------------------------------------------------
	March 29, 2022 (26 Weeks)		March 30, 2021 (26 Weeks)		March 29, 2022 (26 Weeks)		March 30, 2021 (26 Weeks)		March 29, 2022 (26 Wks)	March 30, 2021 (26 Wks)
Restaurant sales	$50,037	100.0%	$39,673	100.0%	$16,003	100.0%	$16,403	100.0%	$66,040	$56,076
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below):
Food and packaging costs	15,784	31.5%	11,237	28.3%	4,899	30.6%	4,811	29.3%	20,683	16,048
Payroll and benefits costs	17,154	33.3%	13,263	33.4%	5,578	34.9%	5,263	32.1%	22,732	18,526
Restaurant occupancy costs	3,327	6.6%	2,867	7.2%	1,378	8.6%	1,483	9.0%	4,705	4,350
Other restaurant operating costs	6,955	13.9%	5,509	13.9%	1,850	11.6%	1,602	9.8%	8,805	7,111
Restaurant-level operating profit	$6,817	13.6%	$6,797	17.1%	$2,298	14.4%	$3,244	19.8%	$9,115	$10,041

Franchise revenues									473	412
Deduct - Other operating:
Depreciation and amortization									1,997	1,859
General and administrative									5,282	4,592
Advertising costs									1,453	1,019
Litigation Contingencies									332	-
Franchise costs									11	17
Impairment of long-lived assets									1,753	-
Gain on restaurant asset sale									(657)	(19)
Pre-opening costs									50	119
Total other operating									10,221	7,587

Income (loss) from operations									$(633)	$2,866

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2022 and fiscal 2021, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended		Year-to-Date
	March 29, 2022 (13 Weeks)	March 30, 2021 (13 Weeks)	March 29, 2022 (26 Weeks)	March 30, 2021 (26 Weeks)
Adjusted EBITDA:
Net Income (Loss), as reported	$(2,150)	$1,097	$(1,820)	$1,899
Depreciation and amortization	977	911	1,982	1,820
Interest expense, net	11	80	29	178
Provision for income taxes	-	-	8	-
EBITDA	(1,161)	2,088	199	3,897
Preopening expense	-	80	50	119
Non-cash stock-based compensation	52	214	147	276
Asset Impairment	1,753	-	1,753	-
GAAP rent-cash rent difference	(110)	(84)	(182)	(172)
Loss (Gain) on restaurant asset sales and lease termination	(35)	(10)	(519)	(19)
Litigation Contingencies	332	-	332	-
One-time special allocation to Bad Daddy’s partnerships	-	-	516	-
Adjusted EBITDA	$832	$2,288	$2,296	$4,101

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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